UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2011 (November 10, 2011)

RENTECH NITROGEN PARTNERS, L.P.
 (Exact name of registrant as specified in its charter)

Delaware	001-35334	45-2714747
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address if changed since last report.)

RENTECH, INC.
 (Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
On November 10, 2011, Rentech Nitrogen, LLC (the “Borrower”), a wholly owned subsidiary of Rentech Nitrogen Partners, L.P. (the “Partnership”), entered into a Credit Agreement (the “Credit Agreement”) among itself, the Partnership, as guarantor, General Electric Capital Corporation, as administrative agent and lender, and certain other lenders that may become parties thereto, pursuant to which the Borrower obtained a revolving credit facility (the “Credit Facility”). The Partnership expects that the Credit Facility will be used to fund its seasonal working capital needs, letters of credit and for general partnership purposes.
The Credit Facility consists of a $25.0 million senior secured revolving credit facility, with a two year maturity. The Credit Facility includes a letter of credit sublimit of up to $2.5 million. All obligations of the Borrower under the Credit Facility are unconditionally guaranteed by the Partnership. All obligations under the Credit Facility and the guarantees of those obligations are secured by substantially all of the Borrower’s assets, as well as substantially all the assets of the Partnership (including its equity interest in the Borrower).
Borrowings under the Credit Facility bear interest at a rate equal to an applicable margin plus, at the Borrower’s option, either (a) in the case of base rate borrowings, a rate equal to the highest of (1) the prime rate, (2) the federal funds rate plus 0.5% and (3) LIBOR for an interest period of three months plus 1.00% or (b) in the case of LIBOR borrowings, the offered rate per annum for deposits of dollars for the applicable interest period. The applicable margin for borrowings under the Credit Facility will be 3.25% with respect to base rate borrowings and 4.25% with respect to LIBOR borrowings. Additionally, the Borrower is required to pay a fee to the lenders under the Credit Facility on the undrawn portion available under the revolving loan facility at a rate of 0.50%. The Borrower also is required to pay customary letter of credit fees on issued letters of credit. In the event the Borrower reduces or terminates the Credit Facility prior to its first anniversary, the Borrower will be required to pay a prepayment premium of 2.0% of the principal amount reduced or terminated, subject to certain exceptions.
The amounts outstanding under the Credit Facility will be required to be reduced to zero (other than outstanding letters of credit) for two periods of ten consecutive business days during each year with each period not less than four months apart.
The Credit Facility also contains customary affirmative and negative covenants and events of default relating to the Partnership and the Borrower and their respective subsidiaries. The covenants and events of default include, among other things, limitations on the incurrence of indebtedness and liens, the making of investments, the sale of assets and the making of restricted payments. The Credit Facility also contains specific provisions limiting Rentech Nitrogen Holdings, Inc. (“RNHI”), the sole member of the General Partner of the Partnership (the “General Partner”), from engaging in certain business activities and owning certain property, and events of default relating to a change in control in the event Rentech, Inc. ceases to appoint the majority of the board of directors of both RNHI and the General Partner. Dividends and distributions from the Borrower and the Partnership are permitted so long as (1) no default or event of default exists or will result therefrom and (2) the Borrower delivers a certificate to the administrative agent under the Credit Facility certifying compliance with the terms of the Credit Facility, including its financial covenants, as of the date of such dividend or distribution.
In addition, the Credit Facility requires the Borrower to comply with certain financial covenants including (1) minimum EBITDA (as defined in the Credit Agreement) for the last four consecutive fiscal quarters of not less than $30.0 million as of the end of each fiscal quarter and (2) maintenance of a minimum Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.0x as of the end of each fiscal quarter for the 12 month period then ending.
The foregoing description is not complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosures in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.
Exhibits

10.1	Credit Agreement, dated as of November 10, 2011, among Rentech Nitrogen, LLC, as borrower, Rentech Nitrogen Partners, L.P., as guarantor, General Electric Capital Corporation, as administrative agent, and the other lender parties thereto.
10.2	Guaranty and Security Agreement, dated as of November 10, 2011 among Rentech Nitrogen, LLC, as borrower, Rentech Nitrogen Partners, L.P., as guarantor and General Electric Capital Corporation, as administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH NITROGEN PARTNERS, L.P., a Delaware limited partnership
By: Its:	Rentech Nitrogen GP, LLC General Partner

Date: November 15, 2011	By:	/s/ Colin M. Morris
Colin M. Morris
Senior Vice President, General Counsel and Secretary

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.
Date: November 15, 2011	By:	/s/ Colin M. Morris
Colin M. Morris
Senior Vice President, General Counsel and Secretary

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